Exhibit 99.2

POLEXIS, INC.

BALANCE SHEET

(Unaudited)

March 31, 2004
ASSETS
Current assets:
Cash	$893,000
Accounts receivables, net	1,545,000
Other current assets	191,000
Total current assets	2,629,000

Fixed assets, net	93,000
Other assets	28,000

Total assets	$2,750,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank loan	$63,000
Accounts payable	24,000
Accrued payroll and related taxes	905,000
Income taxes payable	85,000
Deferred income taxes	180,000
Other accrued liabilities	390,000
Total current liabilities	1,647,000

Wages executive severance	71,000
Bank note payable	250,000
Total liabilities	1,968,000

Stockholders’ equity:
Preferred stock	2,927,000
Common stock	635,000
Accumulated Deficit	(2,780,000)
Total stockholders’ equity	782,000
$2,750,000

See accompanying notes to unaudited financial statements.

POLEXIS, INC.

STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2004

(Unaudited)

March 31, 2004
Revenues	$5,976,000

Costs and expenses:
Cost of revenues	2,744,000
General and administrative expenses	3,119,000
Merger related expenses	550,000
6,413,000
Loss from operations	(437,000)

Other expenses:
Interest expense	18,000
18,000
Loss before income taxes	(455,000)

Income tax provision	7,000
Net loss	$(462,000)

See accompanying notes to unaudited financial statements.

POLEXIS, INC.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED MARCH 31, 2004

(Unaudited)

March 31, 2004
Cash Flows From Operating Activities:
Net loss	$(462,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	61,000
Deferred tax liabilities	(21,000)
Changes in operating assets and liabilities:
Contract receivables	68,000
Other current assets	(119,000)
Other assets	(28,000)
Accounts payable	2,000
Accrued payroll and related taxes	43,000
Income taxes payable	(50,000)
Other accrued liabilities	356,000
Net cash used in operating activities	(150,000)

Cash Flows From Investing Activities - Acquisition of furniture and equipment	(28,000)
Cash Flows From Financing Activities:
Payments of notes payable	(187,000)
Proceeds from issuance of common stock	2,000
Proceeds from capital contribution	550,000
Net cash provided by financing activities	365,000
Net increase (decrease) in cash	187,000
Cash at beginning of period	706,000
Cash at end of period	$893,000

See accompanying notes to unaudited financial statements.

POLEXIS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2004

1. Summary of Significant Accounting Policies and Basis of Presentation	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Nature of operations

Polexis, Inc. (“the Company”) was founded and incorporated in the state of California in 1996.  The Company is engaged primarily in software development and computer programming services for the commercial industry and the U.S. Government.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and cash equivalents	The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Accounts receivable	The Company has established an allowance for doubtful accounts for potential credit losses that are expected to be incurred, based on historical information and specific identification.

Depreciation

Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

Revenue recognition

The Company contracts to provide services, directly or indirectly, with commercial businesses and the U.S. Government primarily on a time and materials basis.  Revenues for the time and materials contracts are recognized as hours and costs are incurred.  In addition, the Company provides services using fixed-price or cost plus fixed fee contracts.  Revenues for the fixed-price and cost plus fixed fee contracts are recognized using the percentage-of-completion method of accounting, primarily based upon hours of work performed.  Any anticipated losses on contracts are charged to operations as soon as they are determinable.  Software license revenue is recognized when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is probable.

Contracts with the U.S. Government may be audited subsequent to completion.  Management believes that revenues from the U.S. Government have been recognized in accordance with the contracts and, if an adjustment were to be determined through an audit, would not result in a material adverse effect on the financial position, results of operation, or cash flows of the Company.

Income taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Research and development	The Company is actively engaged in new product development efforts. Research and development expense relating to possible future products are expensed as incurred.

Stock-based compensation

In October 1995 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation.”  The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) and there has been no compensation cost charged against income for the options for the nine month period ended March 31, 2004.  Had compensation cost for the Company’s stock options been determined based on their fair value at the grant dates consistent with the method of FASB Statement No. 123, “Accounting for Stock-Based Compensation”, the Company’s net loss would have been increased to $502,500.  The fair value of each option is estimated on the date of grant using the minimum value method with the following weighted-average assumptions; a Risk-Free interest rate of 2.27%; an expected life of five years; and an expected dividend yield of zero.

New accounting standards

In December 2002 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of SFAS No. 123.”  SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format.  Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements.  SFAS No. 148 is effective for fiscal years ending after December 15, 2002.  The adoption of this Statement is not expected to have a material effect on the financial statements.

In April 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly.  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003.  The adoption of this Statement is not expected to have a material effect on the financial statements.

In May 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2004.  The adoption of this Statement is not expected to have a material effect on the financial statements.

Subsequent Event

On March 31, 2004, all of the outstanding securities of the Company were acquired for approximately $6,500,000 in cash, stock, notes, and assumption of debt.  As a result of the acquisition, the Company became a wholly owned subsidiary of SYS Technologies, Inc. (SYS) and therefore, will be included in the consolidated financial results of SYS effective for periods subsequent to the closing.